UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 30, 2009
CANARGO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 3- Securities and Trading Markets
Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
CanArgo Energy Corporation (“CanArgo” or the “Company”) advised the staff (“Staff”) of the NYSE Alternext US LLC (the “Exchange”) on March 31, 2009 that it was unable to secure audited fiscal year-end financials timely and, accordingly, would be unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 by the required date of March 31, 2009 (violating Sections 134 and 1101 of the Company Guide). The Staff has advised the Company that this will likely result in a halt in trading in the Company’s common stock on the Exchange. The Staff further advised the Company that it intends to suspend trading of the Company’s common stock on the Exchange effective for April 6, 2009.
The Company has also received an inquiry from the Oslo Stock Exchange (“OSE”) dated March 30, 2009 requesting information regarding the Company’s financial condition, its continued ability to meet the listing standards of the OSE, the Company’s ability, intentions and plans to improve the market value of its common stock if the value was continuously below NOK 1 per share for six months, and the Company’s view as to whether the common stock was suitable for continued listing on the OSE. The OSE also informed the Company of its obligation under the Norwegian Securities Trading Act to comply with Norwegian rules for mandatory bid obligations after the common stock has been delisted from the Exchange.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
March 31, 2009 — Guernsey, British Isles — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, NYSE ALTERNEXT:CNR.BC) today announced on March 31, 2009 that due to its inability to secure audited year end financial statements it will be unable to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2008 on March 31, 2009, the due date, and will therefore be delinquent in its filing obligations under the Securities Exchange Act of 1934, as amended. The Company has been further advised by the Staff of the NYSE Alternext US LLC (the “Exchange”) that as a result the Exchange would halt trading in the Company’s common stock effective April 6, 2009. The

Company has also announced that it has received an inquiry dated March 30, 2009 from the Oslo Stock Exchange requesting financial and further information in light of the Company’s recent public announcements and pointing out that in accordance with the Norwegian Securities Trading Act the Company will be required to comply with Norwegian rules for mandatory bid obligations after the Company’s shares have been delisted from the Exchange.
See Item 3.01 and the copy of the Press Release attached hereto as Exhibit 99.1 for in description in greater detail of these developments.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The information in this item 7.01 (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Section 9—Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Exhibit Description

99.1	Press Release dated March 31, 2009 issued by CanArgo Energy Corporation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: April 1, 2009	By:	/s/ Jeffrey Wilkins
Jeffrey Wilkins, Corporate Secretary